Filed Pursuant to 424(b)(2)

Registration Statament on Form SB-2

SEC File No. 333-140306

PROSPECTUS

2,000,000 SHARES

COMMON STOCK

BBN GLOBAL CONSULTING, INC.

As of February 28, 2007, we had 10,000,000 shares of our common shares outstanding.

This is a resale prospectus for the resale of up to 2,000,000 shares of our common stock by the selling stockholders listed in this prospectus. Our largest shareholder, Dr. S. Craig Barton, our founder and president, is registering 800,000 shares held by him and Patricia J. Barton, his spouse and our Chief Financial Officer is registering 200,000 shares held by her (an aggregate of 50% of the total shares being registered).We will not receive any proceeds from the sale of the shares.

Our common stock is not traded on any public market and, although we have initiated steps to have our common stock quoted on the Over-the-Counter Bulletin Board maintained by NASD ("OTCBB") upon the effectiveness of the registration statement of which this prospectus is a part, we may not be successful in such efforts, and our common stock may never trade in any public market.

Selling stockholders will sell at a fixed price of $.01 per share until our common shares are quoted on the Over-the-Counter Bulletin Board and thereafter at prevailing market prices, or privately negotiated prices.

Investing in our common stock involves very high risks. See "Risk Factors" beginning on page 4.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus.  Any representation to the contrary is a criminal offense.

The date of this prospectus is March 30, 2007.

PROSPECTUS SUMMARY

About BBN Global Consulting, Inc.

BBN Global Consulting, Inc. was incorporated in March 2005 under the laws of the State of Nevada and realized its first revenues in November 2005. We have two employees, both of whom are our officers and directors and both of whom devote approximately 75% of their time to us.

BBN Global Consulting, Inc. was formed to be a consulting firm with a mission of providing strategic business planning and management consulting to small domestic companies and to assist medium sized companies in China and Brazil to establish a business presence in the United States. We work with and as a part of a group of other independent consultants in engagements involving Chinese or Brazilian clients. Our services include assisting clients in developing and maintaining websites and using websites to interface more effectively with customers, helping clients to identify and engage a team of consultants and advisors which is well suited to accomplish the needed tasks specified by a client, and assisting in designing and establishing corporate structures and transactions. Substantially all of our revenues for the year ended October 31, 2006 was derived from three customers LEA Management (74.11%), BFFS (19.92%) and Pinewood Imports (5.57%)  These engagements were completed and we can not rely upon these customers as future sources of revenues (although BFFS remains a source of revenue).  For the three months ended January 31, 2007, two clients, BFFS (16%) and Videoline (84%), comprised all of our revenues. BFFS and Pinewood Imports may be considered to be related parties because they are each controlled by a different son of our president. Engagements are generally for the purposes of completing specific projects. When the engagement is completed, there is no assurance or likelihood of receiving additional engagements from a client. At March 6, 2006, BBN was working on three engagements for BFFS, Videoline and a group of Brazilian investors considering acquiring a commercial bank in the United States. There is no accurate way to predict the amount of fees that will be generated from these clients.

In December 2006 we sold 900,000 shares of our common stock in a private placement at $.001 per share to 37 individuals.  The price per share was determined by our board of directors so as to be equal to our par value per share ($.001).  Our officers are registering for sale, one million shares or 50% of the 2,000,000 shares being registered. Upon the completion of this offering, our president will beneficially own approximately 73% of our outstanding common stock assuming sale of all shares being registered (see Risk Factor #21). We are registering the shares for resale (although not obligated to do so by virtue of any Registration Rights Agreement or other agreement) and are subjecting ourselves to the Exchange Act of ’34 reporting requirements because we believe that being a public entity will provide us benefits in visibility and the way that we are perceived by vendors and prospective customers, as well as the possibility of providing liquidity to our shareholders.

BBN has no backlog of engagements where the amounts to be earned are fully determinable and realizable and very limited financial resources. We have not established a source of equity or debt financing. At January 31, 2007 we had an accumulated deficit of $6,881. Our auditors indicated that there is significant uncertainty about our ability to continue as a going concern in their report on our financial statements for the fiscal year ended October 31, 2006.

We operate out of the residence of our president and do not have a separate office. Our mailing address is PO Box 1442, Renton, WA 77057-1442, and our telephone number is 425-277-5764. Our website address is www.bbn.us. It is still under construction.We may refer to ourselves in this document as "BBN," "we," or "us."

The Offering

The shares being offered for resale under this prospectus by the selling stockholders identified herein consist of 20% of the outstanding shares of our common stock.

Shares of common stock offered by us	None

Shares of common stock which may be sold by the selling stockholders	2,000,000

Use of proceeds	We will not receive any proceeds from the resale of shares offered by the selling stockholders hereby, all of which proceeds will be paid to the selling stockholders.

Risk factors	The purchase of our common stock involves a high degree of risk.

Trading Market	None

Selling stockholders will sell at a fixed price of $.01 per share until our common shares are quoted on the Over-the-Counter Bulletin Board and thereafter at prevailing market prices, or privately negotiated prices.

SUMMARY FINANCIAL DATA

The following summary financial data should be read in conjunction with the financial statements and the notes thereto included elsewhere in this prospectus.

Balance Sheet Data:	October 31, 2006	January 31, 2007
		(unaudited)
Current assets	$11,051	$30,620

Current liabilities	$10,000	$27,553

Stockholders’ equity	$6,099	$7,610

Income data:	Period ended October 31,		Three Months Ended
			January 31,
			(unaudited)

	2006	2005	2007	2006
Revenue	$125,487	$-0-	$25,000	$93,500
Gross margin	$23,749	$-0-	$9,000	$58,857
Net income (loss)	$1,608	$(9,100)	$611	$19,032
Weighted average number of shares outstanding	9,100,000	9,100,000	9,442,391	9,100,000
Basic and diluted income (loss) per common share	*	*
* Less than $.01 per share

RISK FACTORS

You should be aware that there are various risks to an investment in our common stock.  You should carefully consider these risk factors, together with all of the other information included in this prospectus, before you decide to invest in shares of our common stock.

If any of the following risks develop into actual events, then our business, financial condition, results of operations and/or prospects could be materially adversely affected. If that happens, the market price of our common stock, if any, could decline, and investors may lose all or part of their investment.

Risks Related to the Business

1

BBN has limited financial resources and our auditors’ report on our financial statements indicates that there is significant uncertainty about our ability to continue as a going concern. Absent financial resources we will be unable to undertake programs designed to expand our business other than those indicated in this prospectus.

BBN has limited financial resources and has not established a source of equity or debt financing. Our auditors indicated that there is significant uncertainty about our ability to continue as a going concern in their report on our financial statements for the fiscal year ended October 31, 2006 because we have limited financial resources and no backlog of revenue-producing engagements. BBN will require cash from operations or some financing to expand our business. There can be no assurance that our operations will generate sufficient cash or that outside financing will be available or found. If BBN is unable to obtain needed cash resources or financing, we may not be able to maintain or expand revenue producing activities.

If we are unable to obtain financing or if the financing we do obtain is insufficient to cover any operating losses we may incur, we may substantially curtail our operations or seek other business opportunities through strategic alliances, acquisitions or other arrangements that may dilute the interests of existing stockholders. To date, no BBN officer, director or affiliate has had any preliminary contact or discussions with, nor are there any current plans, proposals, arrangements or understandings with any representatives of the owners of any business or company regarding the possibility of an acquisition or merger transaction referred to herein or otherwise.

2

BBN has too limited of an operating history to permit investors to make reasonable evaluations based on our past history and performance.

BBN was formed in March 2005 and realized our first revenue in November 2005. We have insufficient operating history upon which an evaluation of our future performance and prospects can be made.  Our level of revenue producing activity is such that the gain or loss of one engagement or client has a significant percentage impact on the period in which the gain or loss takes place which may not be and probably is not indicative of activity that will take place in future periods. Our future prospects must be considered in light of the fact that plans of relatively new and under funded businesses often do not get implemented as quickly or effectively as management initially intends. Newer companies also often lack the experience and resources to respond quickly to opportunities or identify potential problems. In addition, any early success does not necessarily indicate the likelihood of ongoing or future success.

BBN cannot be certain that our business strategy will be successful, or that we will be able to maintain or significantly increase our levels of revenue. If we are unable to maintain current levels of revenue, we are likely to incur losses which may prevent us from satisfying obligations on a timely basis

3

BBN is and will continue to be completely dependent on the services of our founder and president, Dr. S. Craig Barton, the loss of whose services may cause our business operations to cease, and we will need to engage and retain qualified employees and consultants to further implement our strategy.

BBN’s operations and business strategy is significantly dependent upon the knowledge and business contacts of Dr. S. Craig Barton, our president.  He is under no contractual obligation to remain employed by us.  If he should choose to leave us for any reason before we have hired additional personnel, our operations may fail.  Even if we are able to find additional personnel, it is uncertain whether we could find someone who could develop our business along the lines described herein.   We will fail without Dr. Barton or an appropriate replacement(s).  We intend to acquire key-man life insurance on the life of Dr. Barton naming us as the beneficiary when and if we obtain the resources to do so and Dr. Barton remains insurable. We have not yet procured such insurance, and there is no guarantee that we will be able to obtain such insurance in the future.  Accordingly, it is important that we are able to attract, motivate and retain highly qualified and talented personnel and independent contractors.

4

We rely on independent consultants to provide referrals of international clients. Without these referrals we will not obtain any international engagements.

We rely on independent consultants to provide referrals of international clients. We also rely on independent consultants to assist us in various aspects of engagements. Without these referrals we will not obtain or complete any international engagements. No independent contractor has any contractual obligation to refer or include us in any engagement. We have never offered or paid a fee for referrals although we may consider doing so in the future. No assurances can be given that we will obtain any referrals. If we do not receive referrals, we may be unable to continue in business as envisioned.

5

Substantially all of our revenue was derived from a very limited number of completed, nonrecurring engagements, two with related parties.

Substantially all of our revenues for the year ended October 31, 2006 was derived from three customers LEA Management (74.11%), BFFS (19.92%) and Pinewood Imports (5.57%). These engagements were completed and we cannot rely upon these customers as future sources of revenues (although BFFS remains a source of revenue.  For the three months ended January 31, 2007, two clients, BFFS (16%) and Videoline (84%), comprised all of our revenues. BFFS and Pinewood Imports may be considered to be related parties because they are each controlled by a different son of our president. We anticipate that we will rely on one or a small number of engagements and clients for the indefinite future. There is no assurance that these clients will provide us with sufficient levels of revenue to generate profits or even to sustain operations.

6

Our future engagements with clients may not be profitable.

When considering or negotiating engagements, we will estimate our potential costs and timing for completing the engagements.  Any increased or unexpected costs or unanticipated delays in connection with the performance of these engagements, including delays caused by factors outside our control, could make these engagements less profitable or unprofitable, which would have an adverse effect on our profit margin.

In addition, as consultants, a client will typically retain us on an engagement–by–engagement basis, rather than under long–term contracts, and a substantial majority of our contracts and engagements may be terminated by the client with short notice and generally without significant penalty. Furthermore, because large client engagements may involve multiple engagements or stages, there is a risk that a client may choose not to retain us for additional stages of an engagement or that a client will cancel or delay additional planned engagements. These terminations, cancellations or delays could result from factors unrelated to our work product or the progress of the project, but could be related to business or financial conditions of the client or the economy generally. When contracts are terminated, we lose the associated revenues and we may not be able to eliminate associated costs in a timely manner.

7

We may face damage to our professional reputation or legal liability if our future clients are not satisfied with our services.

As a consulting service firm, we depend and will continue to depend to a large extent on referrals and new engagements from our clients and will attempt to establish a reputation for high–caliber professional services and integrity to attract and retain clients. As a result, if a client is not satisfied with our services, such lack of satisfaction may be more damaging to our business than it may be to other businesses. Moreover, if we fail to meet our obligations, we could be subject to legal liability or loss of client relationships. Our engagements will typically include provisions to limit our exposure to legal claims relating to our services, but these provisions may not protect us or may not be enforceable in all cases. Accordingly, no assurances can be given that we will retain clients in the foreseeable future.

8

Dr. S. Craig Barton, and Patricia J. Barton, our Chief Executive Officer and Chief Financial Officer, respectively, have no meaningful financial accounting or financial reporting education or experience and, accordingly, our ability to timely meet Exchange Act reporting requirements is dependent to a degree upon others.

Dr. S. Craig Barton, our chief executive officer, and Patricia J. Barton, our chief financial officer, have no meaningful financial reporting education or experience. They are heavily dependent on advisors and consultants. As such, there is risk about our ability to comply with all financial reporting requirements accurately and on a timely basis.

9

We intend to become subject to the periodic reporting requirements of the Securities Exchange Act of 1934, which will require us to incur accounting and legal fees in connection with the preparation of such reports.  These additional costs could reduce or eliminate our ability to earn a profit.

Following  the  effective  date of our  registration  statement of which  this prospectus is a part, we will be required to file  periodic  reports with the Securities and Exchange  Commission  pursuant to the Securities  Exchange Act of 1934 and the  rules and  regulations  promulgated thereunder.  In order to comply with these requirements, our independent registered public accounting firm will have to review our financial statements on a quarterly basis and audit our financial statements on an annual basis.  Moreover, our legal counsel will have to review and assist in the preparation of such reports.  The costs charged by these  professionals  for such services  cannot be accurately  predicted at this time because factors such as the number and type of  transactions  that we engage in and the complexity of our reports  cannot be  determined  at this time and will have a major affect on the  amount of time to be spent by our  auditors  and  attorneys.  However, the incurrence of such costs will obviously be an expense to our operations and thus have a negative effect on our ability to meet our overhead requirements and earn a profit. We may be exposed to potential risks resulting from new requirements under Section 404 of the Sarbanes-Oxley Act of 2002. If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our common stock, if a market ever develops, could drop significantly.

Pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, we will be required, beginning with our fiscal year ending October 31, 2008, to include in our annual report our assessment of the effectiveness of our internal control over financial reporting as of the end of fiscal 2008. Furthermore, our independent registered public accounting firm will be required to attest to whether our assessment of the effectiveness of our internal control over financial reporting is fairly stated in all material respects and separately report on whether it believes we have maintained, in all material respects, effective internal control over financial reporting. We have not yet completed our assessment of the effectiveness of our internal control over financial reporting. We expect to incur additional expenses and diversion of management’s time as a result of performing the system and process evaluation, testing and remediation required in order to comply with the management certification and auditor attestation requirements.

We do not have a sufficient number of employees to segregate responsibilities and may be unable to afford increasing our staff or engaging outside consultants or professionals to overcome our lack of employees. During the course of our testing, we may identify other deficiencies that we may not be able to remediate in time to meet the deadline imposed by the Sarbanes-Oxley Act for compliance with the requirements of Section 404. In addition, if we fail to achieve and maintain the adequacy of our internal controls, as such standards are modified, supplemented or amended from time to time, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act. Moreover, effective internal controls, particularly those related to revenue recognition, are necessary for us to produce reliable financial reports and are important to help prevent financial fraud. If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our common stock, if a market ever develops, could drop significantly.

10

We have only two directors which limits our ability to establish effective independent corporate governance procedures and increases the control of our president.

We have only two directors, one of which is our president and chairman and the other of which is our Chief Financial Officer. Accordingly, we cannot establish board committees comprised of independent members to oversee functions like compensation or audit issues. In addition, a tie vote of board members is decided in favor of the chairman, which gives him significant control over all corporate issues.

Until we have a larger board of directors which would include some independent members, if ever, there will be limited oversight of our president’s decisions and activities and little ability for minority shareholders to challenge or reverse those activities and decisions, even if they are not in the best interests of minority shareholders.

11

There are significant potential conflicts of interest

Neither of our key personnel (two persons) is required to commit 75% to our affairs and, accordingly, these individual(s), particularly our president, may have conflicts of interest in allocating management time among various business activities. In the course of other business activities, certain key personnel (particularly our president) may become aware of business opportunities which may be appropriate for presentation to us, as well as the other entities with which they are affiliated.  As such, there may be conflicts of interest in determining to which entity a particular business opportunity should be presented.

Our president, Dr. S. Craig Barton, owns (as of January 22, 2007) approximately 80.99% of our issued and outstanding common shares. Additionally, Dr. Barton deals with numerous other businessmen and professionals from whom he becomes aware of other business opportunities.

In an effort to resolve such potential conflicts of interest, we have entered into a written agreement with Dr. Barton containing the following provisions:

•

any business opportunities that he may become aware of independently or directly through his association with us would be presented by him solely to us;

•

any business opportunities disclosed to him by the management of  other entities would not be presented by him to us if so requested by them;

•

any business opportunities disclosed to him by us would not be presented by him to any other entity, unless and until we passed upon same; and

•

in the event that the same business opportunity is presented to him by both us and any other business entity, he shall only render his services to the business entity that first disclosed such business opportunity to him.

A copy of the agreement is included as Exhibit 10.4 to the registration statement of which this prospectus is a part.

Risks Related to Our Common Stock

12

Shareholders may be diluted significantly through our efforts to obtain financing and satisfy obligations through issuance of additional shares of our common stock.

We have no committed source of financing. Wherever possible, our board of directors will attempt to use non-cash consideration to satisfy obligations. In many instances, we believe that the non-cash consideration will consist of restricted shares of our common stock. Our board of directors has authority, without action or vote of the shareholders, to issue all or part of the authorized (74,000,000) but unissued (64,000,000) common shares. In addition, if a trading market develops for our common stock, we may attempt to raise capital by selling shares of our common stock, possibly at a discount to market. These actions will result in dilution of the ownership interests of existing shareholders, may further dilute common stock book value, and that dilution may be material. Such issuances may also serve to enhance existing management’s ability to maintain control of BBN because the shares may be issued to parties or entities committed to supporting existing management.

13

Our articles of incorporation provide for indemnification of officers and directors at our expense and limit their liability which may result in a major cost to us and hurt the interests of our shareholders because corporate resources may be expended for the benefit of officers and/or directors.

Our articles of incorporation and applicable Nevada law provide for the indemnification of our directors, officers, employees, and agents, under certain circumstances, against attorney's fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on our behalf. We will also bear the expenses of such litigation for any of our directors, officers, employees, or agents, upon such person's written promise to repay us therefore if it is ultimately determined that any such person shall not have been entitled to indemnification. This indemnification policy could result in substantial expenditures by us which we may never be unable to recoup.

We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under federal securities laws is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification for liabilities arising under federal securities laws, other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by a director, officer or controlling person in connection with the securities being registered, we will (unless in the opinion of our counsel, the matter has been settled by controlling precedent) submit to a court of appropriate jurisdiction, the question whether indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue. The legal process relating to this matter if it were to occur is likely to be very costly and may result in us receiving negative publicity, either of which factors are likely to materially reduce the market and price for our shares, if such a market ever develops.

14

Currently, there is no public market for our securities, and there can be no assurances that any public market will ever develop or that our common stock will be quoted for trading and, even if quoted, it is likely to be subject to significant price fluctuations.

Prior to the date of this prospectus, there has not been any established trading market for our common stock, and there is currently no public market whatsoever for our securities. We have  obtained  a market maker to file an application with the NASD on our behalf so as to be able to quote the shares of our common stock on the OTC Bulletin Board ("OTCBB") maintained by the NASD commencing upon the effectiveness of our registration statement of which this prospectus is a part. There can be no assurance as to whether such market maker’s application will be accepted by the NASD. We are not permitted to file such application on our own behalf. If the application is accepted, there can be no assurances as to whether

(i)

any market for our shares will develop;

(ii)

 the prices at which our common stock will trade; or

(iii)

the extent to which investor interest in us will lead to the development of any active, liquid trading market.  Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders for investors.

In addition, our common stock is unlikely to be followed by any market analysts, and there may be few institutions acting as market makers for our common stock. Either of these factors could adversely affect the liquidity and trading price of our common stock. Until our common stock is fully distributed and an orderly market develops in our common stock, if ever, the price at which it trades is likely to fluctuate significantly. Prices for our common stock will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for shares of our common stock, developments affecting our business, including the impact of the factors referred to elsewhere in these Risk Factors, investor perception of BBN and general economic and market conditions.  No assurances can be given that an orderly or liquid market will ever develop for the shares of our common stock.

Because of the anticipated low price of the securities, many brokerage firms may not be willing to effect transactions in these securities.  See the “Plan of Distribution” subsection entitled “Selling Shareholders and any purchasers of our securities should be aware that any market that develops in our stock will be subject to the penny stock restrictions.” and Risk Factor #17 below.

15

Without a public market there is no liquidity for our shares of common stock, and our shareholders may never be able to sell their shares, which may result in a total loss of their investment.

Our common shares are not listed on any exchange or quotation system. There is no market for our shares. Consequently, our shareholders will not be able to sell their shares in an organized market place unless they sell their shares privately. If this happens, our shareholders might not receive a price per share which they might have received had there been a public market for our shares.

A market maker has agreed to file the necessary documents to have our securities quoted on the OTCBB. There can be no assurance as to whether such market maker’s application will be accepted by the NASD or, if accepted, how long the process will take. We will not be quoted on the OTCBB unless we are current in our periodic reports filed with the SEC. If our securities are not quoted on the OTCBB, there will be no liquidity for the shares of our shareholders.

16

If a market develops for our shares, sales of our shares relying upon rule 144 may depress prices in that market by a material amount.

All of the outstanding shares of our common stock held by present stockholders are "restricted securities" within the meaning of Rule 144 under the Securities Act of 1933, as amended.

As restricted shares, these shares may be resold only pursuant to an effective registration statement or under the requirements of Rule 144 or other applicable exemptions from registration under the Act and as required under applicable state securities laws. Rule 144 provides in essence that a person who has held restricted securities for a prescribed period of at least one year may, under certain conditions, sell every three months, in brokerage transactions, a number of shares that does not exceed 1.0% of a company's outstanding common stock. The alternative average weekly trading volume during the four calendar weeks prior to the sale is not available to our shareholders being that the OTCBB (if and when listed thereon) is not an "automated quotation system" and, accordingly, market based volume limitations are not available for securities quoted only over the OTCBB. As a result of revisions to Rule 144 which became effective on or about April 29, 1997, there is no limit on the amount of restricted securities that may be sold by a non-affiliate (i.e., a stockholder who has not been an officer, director or control person for at least 90 consecutive days) after the restricted securities have been held by the owner for a period of two years.  A sale under Rule 144 or under any other exemption from the Act, if available, or pursuant to registration of shares of common stock of present stockholders, may have a depressive effect upon the price of the common stock in any market that may develop.

17

Any market that develops in shares of our common stock will be subject to the penny stock regulations and restrictions which will create a lack of liquidity and make trading difficult or impossible.

The trading of our securities, if any, will be in the over-the-counter market which is commonly referred to as the OTCBB as maintained by the NASD. As a result, an investor may find it difficult to dispose of, or to obtain accurate quotations as to the price of our securities.

SEC Rule 15g-9 (as most recently amended and effective on September 12, 2005) establishes the definition of a "penny stock," for purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to a limited number of exceptions. It is likely that our shares will be considered to be penny stocks for the immediately foreseeable future. This classification severely and adversely affects the market liquidity for our common stock.

For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker or dealer approve a person's account for transactions in penny stocks and the broker or dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased.  In order to approve a person's account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience and objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and that that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth:

•

the basis on which the broker or dealer made the suitability determination, and

•

that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stock in both public offerings and in secondary trading and commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Because of these regulations, broker-dealers may not wish to engage in the above-referenced necessary paperwork and disclosures and/or may encounter difficulties in their attempt to sell shares of our common stock, which may affect the ability of selling shareholders or other holders to sell their shares in any secondary market and have the effect of reducing the level of trading activity in any secondary market. These additional sales practice and disclosure requirements could impede the sale of our securities, if and when our securities become publicly traded. In addition, the liquidity for our securities may decrease, with a corresponding decrease in the price of our securities. Our shares, in all probability, will be subject to such penny stock rules for the foreseeable future and our shareholders will, in all likelihood, find it difficult to sell their securities.

18

The market for penny stocks has experienced numerous frauds and abuses which could adversely impact investors in our stock.

We believe that the SEC, the market for penny stocks has suffered from patterns of fraud and abuse. Such patterns include:

•

Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

•

Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

•

"Boiler room" practices involving high pressure sales tactics and unrealistic price projections by inexperienced sales persons;

•

Excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and

•

wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

19

Any trading market that may develop may be restricted by virtue of state securities “Blue Sky” laws which prohibit trading absent compliance with individual state laws. These restrictions may make it difficult or impossible to sell shares in those states.

There is no public market for our common stock, and there can be no assurance that any public market will develop in the foreseeable future.  Transfer of our common stock may also be restricted under the securities or securities regulations laws promulgated by various states and foreign jurisdictions, commonly referred to as “Blue Sky” laws.  Absent compliance with such individual state laws, our common stock may not be traded in such jurisdictions.  Because the securities registered hereunder have not been registered for resale under the blue sky laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue sky law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. These restrictions prohibit the secondary trading of our common stock. We currently do not intend to and may not be able to qualify securities for resale in approximately 17 states which do not offer manual exemptions and require shares to be qualified before they can be resold by our shareholders. Accordingly, investors should consider the secondary market for our securities to be a limited one.  See also “Plan of Distribution-State Securities-Blue Sky Laws.”

20

Our board of directors has the authority, without stockholder approval, to issue preferred stock with terms that may not be beneficial to common stockholders and with the ability to affect adversely stockholder voting power and perpetuate their control over BBN.

Our articles of incorporation allow us to issue shares of preferred stock without any vote or further action by our stockholders. Our board of directors has the authority to fix and determine the relative rights and preferences of preferred stock. Our board of directors also has the authority to issue preferred stock without further stockholder approval, including large blocks of preferred stock. As a result, our board of directors could authorize the issuance of a series of preferred stock that would grant to holders the preferred right to our assets upon liquidation, the right to receive dividend payments before dividends are distributed to the holders of common stock and the right to the redemption of the shares, together with a premium, prior to the redemption of our common stock.

21

All 2,000,000 shares of our common stock being registered in this offering may be sold by selling stockholders subsequent to the effectiveness of our registration statement, of which this prospectus is a part. A significant volume of sales of these shares over a short or concentrated period of time is likely to depress the market for and price of our shares in any market that may develop.

All 2,000,000 shares of our common stock held by 40 shareholders that are being registered in this offering may be sold subsequent to effectiveness of our registration statement of which this prospectus is a part either at once and/or over a period of time. These sales may take place because all of these shares of common stock are being registered hereunder and, accordingly, reliance upon Rule 144 is not necessary. See also “Selling Stockholders” and “Plan of Distribution” elsewhere in this prospectus. The ability to sell these shares of common stock and/or the sale thereof reduces the likelihood of the establishment and/or maintenance of an orderly trading market for our shares at any time in the near future.

22

The ability of our president to control our business may limit or eliminate minority shareholders’ ability to influence corporate affairs.

Upon the completion of this offering, our president will beneficially own approximately 73% of our outstanding common stock assuming sale of all shares being registered. Because of his beneficial stock ownership, our president will be in a position to continue to elect our board of directors, decide all matters requiring stockholder approval and determine our policies. The interests of our president may differ from the interests of other shareholders with respect to the issuance of shares, business transactions with or sales to other companies, selection of officers and directors and other business decisions. The minority shareholders would have no way of overriding decisions made by our president. This level of control may also have an adverse impact on the market value of our shares because our president may institute or undertake transactions, policies or programs that result in losses, may not take any steps to increase our visibility in the financial community and/or may sell sufficient numbers of shares to significantly decrease our price per share.

23

We do not expect to pay dividends in the foreseeable future

We have never paid cash dividends on our common stock. We do not expect to pay cash dividends on our common stock at any time in the foreseeable future. The future payment of dividends directly depends upon our future earnings, capital requirements, financial requirements and other factors that our board of directors will consider. Since we do not anticipate paying cash dividends on our common stock, return on your investment, if any, will depend solely on an increase, if any, in the market value of our common stock.

24

Because we are not subject to compliance with rules requiring the adoption of certain corporate governance measures, our stockholders have limited protections against interested director transactions, conflicts of interest and similar matters.

The Sarbanes-Oxley Act of 2002, as well as rule changes proposed and enacted by the SEC, the New York and American Stock Exchanges and the Nasdaq Stock Market, as a result of Sarbanes-Oxley, require the implementation of various measures relating to corporate governance. These measures are designed to enhance the integrity of corporate management and the securities markets and apply to securities which are listed on those exchanges or the Nasdaq Stock Market. Because we are not presently required to comply with many of the corporate governance provisions and because we chose to avoid incurring the substantial additional costs associated with such compliance any sooner than necessary, we have not yet adopted these measures.

Because none of our directors are independent directors, we do not currently have independent audit or compensation committees. As a result, these directors have the ability, among other things, to determine their own level of compensation. Until we comply with such corporate governance measures, regardless of whether such compliance is required, the absence of such standards of corporate governance may leave our stockholders without protections against interested director transactions, conflicts of interest and similar matters and investors may be reluctant to provide us with funds necessary to expand our operations. We intend to comply with all corporate governance measures relating to director independence as , if and when required.

For all of the foregoing reasons and others set forth herein, an investment in our securities in any market which may develop in the future involves a high degree of risk.

USE OF PROCEEDS

In December 2006, we sold 900,000 shares of our common stock to 37 people for $900.  Prior thereto and upon inception we issued 9,100,000 shares to our two officers and a third person (StefanBurstin).  The sale of such shares was not specifically or solely intended to raise financing since the funds raised were de minimis.  It was also intended to get relatives and/ our business associates of management involved in our business.  Although these stockholders have no obligation to provide any services to us, management hopes that these new stockholders and their families may provide us with valuable services such as recommending our services and providing us with business advice in any areas of expertise or knowledge that they may have that can be of value and assistance to us.

We will not receive any of the proceeds from the sale of shares of the common stock offered by the selling stockholders. We are registering 2,000,000 of our 10,000,000 currently outstanding shares of common stock for resale to provide the holders thereof with freely tradable securities, but the registration of such shares does not necessarily mean that any of such shares will be offered or sold by the holders thereof.

SELLING STOCKHOLDERS

At February 28, 2007 we had 40 shareholders:

Of the total outstanding shares, 9,100,000 shares were issued to three individuals, Dr. S. Craig Barton (8,099,000 shares), our president, and founder, Patricia J. Barton (500,500 shares) and Stefan Burstin (500,500 shares) at inception.

An additional 900,000 shares were issued to 37 additional shareholders at $.001 per share for $900 in cash, in December 2006.  The shares include two minor children whose 20,000 shares were purchased by their parents and given to them. With the exception of such minor children these stockholders had an opportunity to ask questions of and receive answers from our executive officer and were provided with access to our documents and records in order to verify the information provided.   Each of these 37 shareholders who was not an accredited investor represented that he/she had such knowledge and experience (exclusive of the minor children heretofore referred to) in financial and business matters that he/she was capable of evaluating the merits and risks of the investment, and we had grounds to reasonably believe immediately prior to making any sale that such purchaser comes within this description.  All transactions were negotiated in face-to-face or telephone discussions between our executives and the individual purchaser, (exclusive of the aforesaid minor children)each of whom indicated that they met the standards for participation in a non-public offering under Section 4(2) of the Securities Act of 1933, as amended.  BBN has made a determination that each of such investors are “sophisticated investors” meaning that each is an investor who has sufficient knowledge and experience with investing that he/she is able to evaluate the merits of an investment. Because of sophistication of each investor as well as, education, business acumen, financial resources and position, each such investor had an equal or superior bargaining position in its dealings with BBN.  In addition to providing proof that each shareholder paid for their shares as indicated in their respective investment letters, such letters also verify that each shareholder was told prior to and at the time of his or her investment, that he/she would be required to act independently with regard to the disposition of shares owned by them and each shareholder agreed to act independently. Each investor signed the same form of Investment Letter. A Form of that Investment Letter is filed as Exhibit 10.3 to the registration statement of which this prospectus is a part.

No underwriter participated in the foregoing transactions, and no underwriting discounts or commissions were paid, nor was any general solicitation or general advertising conducted.  The securities bear a restrictive legend, and stop transfer instructions are noted on our stock transfer records.

All shares offered under this prospectus may be sold from time to time for the account of the selling stockholders named in the following table. The table also contains information regarding each selling stockholder's beneficial ownership of shares of our common stock as of February 28, 2007, and as adjusted to give effect to the sale of the shares offered hereunder.

Selling Security Holder	Shares Owned Before Offering	Shares Being Offered	Number and Percentage of shares to be Owned after Offering Completed	Relationship to BBN or Affiliates

Dr. S. Craig Barton	8,099,000	800,000	7,299,000 72.99%	Chairman and president
Patricia J. Barton	500,500	200,000	300,500 3.01	Director and wife of S. Craig Barton, President
Stefan Burstin	500,500	100,000	400,500 4.01	Business associate
Gary B. Wolff	300,000	300,000	0	Counsel to BBN
Steven Barton	10,000	10,000	0	Son of President
Kristine Barton	10,000	10,000	0	Daughter of President
Jeffery Thompson	10,000	10,000	0	Son-In-Law of President
Michael Brian Watt	10,000	10,000	0	Grandson of President
Lori Laney	10,000	10,000	0	Daughter of President
Ashley Laney	10,000	10,000	0	Granddaughter of President
Elisabeth Laney	10,000	10,000	0	Granddaughter of President
Julie Hammond	10,000	10,000	0	Daughter of President
Max Hammond	10,000	10,000	0	Son-In-Law of President
Michael W. Barton	10,000	10,000	0	Son of President
Roxanne Barton	10,000	10,000	0	Daughter-In-Law of President
Stephen E. Cox	10,000	10,000	0	Business Associate
Mary Ann Cox	10,000	10,000	0	Wife of Stephen Cox
Dennis Hughes	10,000	10,000	0	Business Associate
Claire Hughes	10,000	10,000	0	Wife of Dennis Hughes
Mary Claire Hughes	10,000	10,000	0	Minor Daughter of Dennis Hughes
Patrick Hughes	10,000	10,000	0	Minor Son of DennisHughes
Stephen Schneer	10,000	10,000	0	Business Associate
Nancy Molesworth	10,000	10,000	0	Business Associate
Claire Heil	10,000	10,000	0	Business Associate
Molly Ramage	10,000	10,000	0	Business Associate
Stephen Ramage	10,000	10,000	0	Business Associate
B. Alva Schoomer	10,000	10,000	0	Business Associate
Gail D.Morris-Schoomer	10,000	10,000	0	Wife of B. Alva Schoomer
Ashley Hull, Suite 3000	10,000	10,000	0	Business Associate
Jason Hull, Suite 3000	10,000	10,000	0	Business Associate
Craig Ainsworth	10,000	10,000	0	Brother-In-Law of President
Vicky Ainsworth	10,000	10,000	0	Sister-In-Law of President
Joseph Chappelle	10,000	10,000	0	Business Associate
Larry Eastland	10,000	10,000	0	Business Associate
Beverly Eastland	10,000	10,000	0	Wife of Larry Eastland
Justin Eastland	10,000	10,000	0	Business Associate
Michele Eastland	10,000	10,000	0	Wife of Justin Eastland
K. Ivan F. Gothner	10,000	10,000	0	Business Associate
Brian Wolff	10,000	10,000	0	Son of Company Counsel
Edward A. Sundberg	10,000	10,000	0	Business Associate
		2,000,000	8,000,000

*Percentage is only indicated if greater than 1%

None of the Selling Stockholders are broker/dealers or affiliates of broker/dealers.

Dr. S. Craig Barton, our president, is a Selling Stockholder and will be considered to be an underwriter for purposes of this offering. Dr. Barton’s current intentions are to remain with us regardless of whether he sells all or a substantial portion of his stockholdings in us.  He nevertheless is offering approximately 9.88% of his shareholder interest (800,000 shares out of his total holdings of 8,099,000 shares) in this offering (8% of all outstanding common shares) since otherwise sales by him would be restricted to 1% (100,000 shares) of all outstanding BBN shares every three months in accordance with Rule 144.  As an officer/control person of BBN, Dr. Barton may not avail himself of the provisions of Rule 144(k) which otherwise would permit a non-affiliate to sell an unlimited number of restricted shares provided that the two-year holding period requirement is met.

Selling Stockholders will sell at a fixed price of $.01 per share until our common shares are quoted on the Over-The-Counter Bulletin Board and thereafter at prevailing market prices, or privately negotiated prices.  All non-management shareholders, except for Stefan Burstin, received their shares in a private placement in December 2006 for $.001 per share.

DETERMINATION OF OFFERING PRICE

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was arbitrarily determined. The offering price was determined by the price per share of $.001 that was paid for 900,000 of our shares by 37 of our shareholders in our private placement in December 2006. All of our other 9,100,000 outstanding shares were issued to Dr. S. Craig Barton (8,099,000 shares), Patricia J. Barton (500,500 shares) and Stefan Burstin (500,500 shares) for par value at inception. Accordingly, in determining the offering price, we selected $.01 per share which was the nearest full cent higher than the price per share paid by our 37 other stockholders in December 2006.

The offering price of the shares of our common stock has been determined arbitrarily by us and does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. Although our common stock is not listed or quoted on a public exchange, a market maker has agreed to file a Rule 211 application with the NASD to enable our securities to be quoted on the Over-the-Counter Bulletin Board (OTCBB). In order to be quoted on the Bulletin Board, a market makers application to make a market for our common stock must go through a required NASD process.  Our registration statement, of which this prospectus is a part, must be effective in order for our securities to be eligible for quotation on the OTCBB. There is no assurance that our common stock will trade at market prices in excess of the initial public offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for the common stock, investor perception of us and general economic and market conditions.

DIVIDEND POLICY

We have never paid a cash or any other form of dividend on our common stock, and we do not anticipate paying cash dividends in the foreseeable future.  Moreover, any future credit facilities might contain restrictions on our ability to declare and pay dividends on our common stock. We plan to retain all earnings, if any, for the foreseeable future for use in the operation of our business and to fund the pursuit of future growth. Future dividends, if any, will depend on, among other things, our results of operations, capital requirements and on such other factors as our board of directors, in its discretion, may consider relevant.

MARKET FOR SECURITIES

There is no public market for our common stock, and a public market may never develop. While a market maker has agreed to file an application with the NASD on our behalf so as to be able to quote the shares of our common stock on the OTCBB maintained by the NASD commencing upon the effectiveness of our registration statement of which this prospectus is a part, there can be no assurance as to whether such market maker’s application will be accepted by the NASD.  Even if our common stock were quoted in a market, there may never be substantial activity in such market.  If there is substantial activity, such activity may not be maintained, and no prediction can be made as to what prices may prevail in such market.

There is no BBN common equity subject to outstanding options or warrants to purchase or securities convertible into common equity of BBN.

The number of shares of BBN common stock that could be sold by each of our stockholders pursuant to Rule 144 (once we are eligible therefor) is up to 1% of 10,000,000 (i.e., 100,000 shares) each three (3) months by each BBN shareholder. Based upon current ownership, the number of shares eligible would be 1,000,000 shares as follows: 100,000 shares which may be sold by each of our president, Patricia J. Barton and Stefan Burstin commencing 90 days from the date of this prospectus, and an aggregate of 700,000 shares which may be sold by our 37 other shareholders commencing on or about December 27, 2007.

BBN has agreed to register 2,000,000 shares of the 10,000,000 shares currently outstanding for sale by security holders.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain matters discussed herein are forward-looking statements.  Such forward-looking statements contained in this prospectus which is a part of our registration statement involve risks and uncertainties, including statements as to:

•

our future operating results;

•

our business prospects;

•

our contractual arrangements and relationships with third parties;

•

the dependence of our future success on the general economy;

•

our possible financings; and

•

the adequacy of our cash resources and working capital

These forward-looking statements can generally be identified as such because the context of the statement will include words such as we “believe," “anticipate,” “expect,” “estimate” or words of similar meaning.   Similarly, statements that describe our future plans, objectives or goals are also forward-looking statements.   Such forward-looking statements are subject to certain risks and uncertainties which are described in close proximity to such statements and which could cause actual results to differ materially from those anticipated as of the date of this prospectus.   Shareholders, potential investors and other readers are urged to consider these factors in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements.   The forward-looking statements included herein are only made as of the date of this prospectus, and we undertake no obligation to publicly update such forward-looking statements other than as may be required by applicable law, to reflect subsequent events or circumstances.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Operations

Periods ended October 31, 2006 and 2005

We were formed in March 2005 and realized our first revenue in November 2005. We were formed to be a consulting firm with a mission of providing strategic business planning and management consulting to small domestic companies and to assist medium sized companies in China and Brazil to establish a business presence in the United States. We work with and as a part of a group of other independent consultants in engagements involving Chinese or Brazilian clients.

A summary of operations is:

	Year Ended October 31, 2006	Period From March 15, 2005 (inception) to October 31, 2005

Sales	$125,487	$-

Cost of sales	101,738	-

Gross profit	23,749	-

General and administrative	22,141	9,100
Net Income (Loss)	$1,608	$(9,100)

Substantially all of our revenues for the year ended October 31, 2006 was derived from three customers LEA Management (74.11%), BFFS (19.92%) and Pinewood Imports (5.57%). BFFS and Pinewood Imports may be considered to be related parties because they are each controlled by a different son of our president.

We were engaged by LEA Management, an unrelated party, to assist it in its engagement to assist Chinese companies to attain a business presence in the United States. In this capacity, we helped put together a team of lawyers, consultants and translators and coordinated the efforts of all team members. We acted as the principal intermediary between LEA, the team members and the Chinese companies to ensure that all members were working towards the same objectives of getting the Chinese clients known in the American marketplace. We worked with BFFS, a start-up funeral business in the Pacific Northwest, with establishing advertising programs, an accounting system and developing effective arrangements with independent service providers. We assisted Pinewood Imports on various day-to-day business matters including creating an accounting system and dealing with vendors located in Brazil. All of these engagements are completed, and there are no assurances of new engagements from these or any other clients (although BFFS has accounted for 16% of our revenues for quarter ended Janaury 31, 2007).

Cost of sales consisted principally of payments made to unrelated independent contractors ($52,500), compensation to Patricia J. Barton, our chief financial officer ($27,000) and travel expenses ($7,620). In most cases, we assist in identifying independent contractors to work on engagements and the independent contractor is then engaged by our client directly. In some instances, we engage a subcontractor to assist us directly. If we engage a subcontractor directly to perform portions of an engagement that may be outside of our expertise, we are responsible to pay for that subcontractor’s services. The amount to be paid is always subject to negotiation between us and each contractor.

General and administrative fees consist principally of professional fees ($10,000), Internet fees ($2,963), and transfer agent costs ($2,209). The remaining costs are standard office charges for telephones, mail and website construction and update.

All costs in 2005 were organization expenses.

Periods ended January 31, 2007 and 2006 (unaudited)

A summary of operations is:

	2007	2006

Sales	$25,000	$93,500

Cost of sales	16,000	58,857

Gross profit	9,000	34,643

General and administrative	8,389	5,363

Income Before Taxes	$611	$29,280

For the three months ended January 31, 2007, two clients, BFFS (16%) and Videoline (84%), comprised all of our revenues. BFFS may be considered a related party. The work for Videoline consisted of consulting advice as to corporate structures, development and use of websites and advice on structuring exclusive product licensing agreements. Substantially all of our revenue for the three months ended January 31, 2006 was generated from engagements with LEA Management. The LEA Management engagement is described in the section Periods ended October 31, 2006 and 2005 above. The LEA Management and Videoline engagements were both obtained from business contacts of our president.

Cost of sales in 2007 consists entirely of compensation due to and expenses incurred by our president in performing the engagements. The cost of sales in 2006 consisted entirely of costs incurred in connection with the LEA Management engagement.

General and administrative consisted of professional fees ($3,500), travel ($3,454), depreciation ($505), bank fees and other ($930) in 2007. General and administrative consisted of travel ($2,841), communications ($1,627) and corporate costs ($895) in 2006.

We are and have been engaged by early stage companies. In these instances, we are not able to predict the likelihood of realizing any benefits from the engagements. The principal engagement in this stage involves our advisory work with Brazilian investors who are exploring the possibility of forming or acquiring a bank in the United States that would emphasize serving Portuguese and Brazilian customers. We recognize revenues on consulting work when the engagement is complete and only if and when the amount earned is fully determinable and realizable. No costs directly relating to engagements are deferred until the amount to be earned on the engagement is fully realizable.

As a corporate policy, we will not incur any cash obligations that we cannot satisfy with known resources, of which there are currently none except as described in “Liquidity” below and/or elsewhere in this prospectus.  We believe that the perception that many people have of a public company make it more likely that they will accept securities from a public company as consideration for indebtedness to them than they would from a private company.  We have not performed any studies of this matter.  Our conclusion is based on our own observations.  However, there can be no assurances that we will be successful in any of those efforts even if we are a public entity.  Additionally, issuance of shares would necessarily dilute the percentage of ownership interest of our stockholders.

Issuing restricted shares of our common stock to independent subcontractors or others who may be in a position to refer business or customers to us would enable us to operate and expand our business more effectively.  Having shares of our common stock may also give such entities a greater feeling of identity with us which may result in more referred business.  Conversely, such issuances of our shares would necessarily dilute the percentage of ownership interest of our existing stockholders.

Liquidity

BBN will pay all costs relating to this offering estimated at approximately $65,000.  This amount will be paid as and when necessary and required or otherwise accrued on the books and records of BBN until we are able to pay the full amount due either from revenues or loans from our president.  Absent sufficient revenues to pay these amounts within six months of the date of this prospectus, our president has agreed to loan us the funds to cover the balance of outstanding professional and related fees relating to our prospectus to the extent that such liabilities cannot be extended or satisfied in other ways and our professionals insist upon payment.  If and when loaned, the loan will be evidenced by a noninterest-bearing unsecured corporate note to be treated as a loan until repaid, if and when BBN has the financial resources to do so.  A formal written arrangement exists with respect to our president’s commitment to loan funds for this purpose and, accordingly, the agreement between BBN, our president and our counsel (filed as Exhibit 10.2) is binding upon all parties.

Despite the fact our president is willing to consider providing us with a loan or advance to us on a case by case basis (for costs other than offering expenses), his resources are limited. We do not believe that we can rely on the likelihood of any significant advance if we are unable to pay standard operating costs. BBN does not have any credit facilities or other commitments for debt or equity financing. No assurances can be given that advances when needed will be available. We do not believe that we need funding to undertake our operations at our current level because we do not have a capital intensive business. We maintain relatively small levels of inventory, if any, and only require a telephone and cash register to operate the business. We do no advertising. Private capital, if sought, will be sought from former business associates of our president or private investors referred to us by those business associates. To date, we have not sought any funding source and have not authorized any person or entity to seek out funding on our behalf. If a market for our shares ever develops, of which there can be no assurances, we may use shares of our common stock to compensate employees/consultants and independent contractors.

We have embarked upon an effort to become a public company and, by doing so, have incurred and will continue to incur additional significant expenses for legal, accounting and related services. Once we become a public entity, subject to the reporting requirements of the Exchange Act of '34, we will incur ongoing expenses associated with professional fees for accounting, legal and a host of other expenses for annual reports and proxy statements. We estimate that these costs will range up to $50,000 per year for the next few years and will be higher if our business volume and activity increases but lower during the first year of being public because our overall business volume will be lower, and we will not yet be subject to the requirements of Section 404 of the Sarbanes-Oxley Act of 2002. These obligations will reduce our ability and resources to fund other aspects of our business. We hope to be able to use our status as a public company to increase our ability to use noncash means of settling day-to-day business obligations and compensate independent contractors who provide professional services to us, although there can be no assurances that we will be successful in any of those efforts. We will reduce the compensation levels paid to our president if there is insufficient cash generated from operations to satisfy these costs.

There are no current plans to seek private investment.  We do not have any current plans to raise funds through the sale of securities.  We hope to be able to use our status as a public company to enable us to use noncash means of settling obligations and compensate persons and/or firms providing services or products to us, although there can be no assurances that we will be successful in any of those efforts.  Issuing shares of our common stock to such persons instead of paying cash to them would enable us to perform more and larger engagements and use the cash obtained from those engagements to operate and expand our business.  Having shares of our common stock may also give persons a greater feeling of identity with us which may result in referrals.  To date, we have not sought any funding source and have not authorized any person or entity to seek out funding on our behalf.

In December 2006, BBN sold 900,000 shares of its common stock to 37 people for $900.  The sale of such shares was not specifically or solely intended to raise financing since the funds raised were de minimis.  It was principally intended to get relatives and/ our business associates of management involved in our business.  Although these stockholders have no obligation to provide any services to us, management hopes that these new stockholders, their families and /or business associates may provide us with valuable services such as recommending us to potential customers and providing us with business advice in any areas of expertise or knowledge that they may have that can be of value and assistance to us.

Off Balance Sheet Arrangements

We have no off balance sheet arrangements, obligations under any guarantee contracts or contingent obligations. We also have no other commitments, other than the costs of being a public company that will significantly increase our operating costs or cash requirements in the future.

Recent Accounting Pronouncements

In June 2003, the Securities and Exchange Commission adopted final rules under Section 404 of the Sarbanes-Oxley Act of 2002. Commencing with our annual report for the year ended October 31, 2008, we will be required to include a report of management on our internal control over financial reporting. The internal control report must include a statement.

▪

of management’s responsibility for establishing and maintaining adequate internal control over our financial reporting.

▪

of management’s assessment of the effectiveness of our internal control over financial reporting as of year end;

▪

of  the framework used by management to evaluate the effectiveness of our internal control over financial reporting; and

▪

that our independent accounting firm has issued an attestation report on management’s assessment of our internal control over financial reporting, which report is also required to be filed

Critical Accounting Policies

The preparation of financial statements and related notes requires us to make judgments, estimates, and assumptions that affect the reported amounts of assets, liabilities, revenue and expenses, and related disclosure of contingent assets and liabilities.

An accounting policy is considered to be critical if it requires an accounting estimate to be made based on assumptions about matters that are highly uncertain at the time the estimate is made, and if different estimates that reasonably could have been used, or changes in the accounting estimates that are reasonably likely to occur periodically, could materially impact the financial statements.

Financial Reporting Release No. 60 requires all companies to include a discussion of critical accounting policies or methods used in the preparation of financial statements.  Note 2 to the financial statements, included elsewhere in this prospectus, includes a summary of the significant accounting policies and methods used in the preparation of our financial statements.

Seasonality

We have not been in operation for a long enough period of time to know whether we are or will be impacted by seasonality.

BUSINESS

We were formed in March 2005 and realized our first revenue in November 2005. We were formed to be a consulting firm with a mission of providing strategic business planning and management consulting to small domestic companies and to assist medium sized companies in China and Brazil to establish a business presence in the United States. We work with and as a part of a group of other independent consultants in engagements involving Chinese or Brazilian clients.

Our work and planned work is broken into two categories:

Domestic Companies

Our target market for domestic companies is very small to medium sized companies. We will not concentrate on any particular industry or limit ourselves to any geographic area. If necessary, we will team with other consultants if an engagement requires knowledge or resources that we do not have.

We will work with these companies in several areas:

•

Establish or modify a basic business plan;

•

Assist in developing a basic accounting system;

•

Develop a cost effective strategy to accomplish operating requirements;

•

Develop effective arrangements with vendors/subcontractors;

•

Assist in establishing a Web site and effective use of the Internet; and

•

Plan an advertising campaign.

We will seek domestic clients from leads developed and referred from contacts of our president.

International Companies

We will seek international clients through the business contacts of our president in China and Brazil. Our emphasis will be to assist these clients to establish an effective business presence in the United States so that they will be in a position to avail themselves of consumer and financial markets. In all cases we are and will be a part of a team of independent contractors which, in total, can provide a wide range of services and knowledge to these clients. The team includes nationals from the native country to develop language and social comfort to the client.

Our portion of the work will generally be to help clients clearly identify clearly the goals that they want to achieve, assist them in establishing a budget to accomplish the identified tasks and then identify a team of experts to assist in the project. Throughout the project, we coordinate the efforts of team members, many of which we have identified and recommended to the client, and to keep all parties involved aware of the project’s status. Our fees are earned by functioning in a team coordinator/leader role on these engagements in a manner similar to a general contractor. One of ourstockholders , Stefan Burstin who currently owns 5% of our outstanding common stock is a resident in Brazil and has been an active participant in Brazil’s financial community for many years.  Mr. Burstin is a consultant to us and is a founder and principal of TOV Corretora de Cambio, Titulos e Valores Mobiliarios Ltda.  TOV is a full service broker dealer firm located in Sao Paulo, Brazil.  He is also the owner of Banco Brasileiro de Negocios, a registered investment management firm that manages portfolios for private clients.  We believe that he has a great many contacts with Brazilian leaders in banking, government, foreign trade and industry which may be of some value to us in the future.

Competition

Competition in our industry is intense and most of our competitors have greater financial and other resources than do we.  Competition will come from a wide variety of consulting and accounting firms, investment banks and some law firms. Many of these firms have more employees, finances and other resources and greater name recognition that do we.

We intend to compete based on the business contacts, reputation and contacts of our president. Our founder has more than 20 years of experience in providing a variety of consulting services to corporations.

No assurances can be given that our competitive strategy will be successful.

Intellectual Property

We have no patents or trademarks.

Employees

At February 28, 2007, we had two employees, one of which is Dr. S. Craig Barton, our president, and the other is Patricia J. Barton, our chief financial officer. They each devote about 75% of their time to us. There are no written employment contracts or agreements. We use unrelated independent contractors to assist us when necessary.

Property

We operate out of the residence of our president and do not have a separate office. Our mailing address is PO Box 1442, Renton, WA 77057-1442. Our president incurs no incremental costs because of our operations and charges us no rent. There is no lease.

Litigation

We are not party to any pending, or to our knowledge, threatened litigation of any type.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our management consists of:

Name	Age	Title
Dr. S. Craig Barton	66	President, CEO, secretary and chairman
Patricia J. Barton	63	Director, CFO, treasurer and principal accounting officer

Dr. S. Craig Barton – Dr. Barton has been our president since our inception in March 2005. As a young man, Dr. Barton worked in Brazil and became proficient in Portuguese which has facilitated a life-long career of doing business in Brazil.  After his return from Brazil and subsequent graduation from college, he served in the U.S. Air Force as a dental flight surgeon from July 1968 to July 1970 and went on to build private dental practices in California from August 1970 to April 1978 and Idaho from September 1978 to June 1997.

Dr. Barton’s entrepreneurial activities include founding Western Research Group (market research and publisher) in 1975, acquiring and operating a 600-acre Idaho agricultural enterprise in 1979, partner in Nii & Company in 1985 (wholesale distributor), founding and serving as president and CEO of PolyHard USA (Importer) in 1991, and serving as a consultant to a Brazilian consulting firm, Burstin & Levy Consultores Associados since 1991.

Dr. Barton received his Doctor of Dental Surgery (DDS) degree from the University of Southern California in 1968.

Patricia J. Barton - has served as our Treasurer and CFO since March 2006. Ms. Barton is an accountant and has practiced accounting in several public accounting firms. She is the wife of Dr. S. Craig Barton and has been active in the enterprises which he founded. She was the chief operations officer of Nii and Company from 1987 to 1992.  Her consulting experience includes organizing and staffing medical and dental practices, auditing small businesses, and establishing accounting systems and implementing software solutions for small businesses from 1992 to the present.

Ms. Barton received her Bachelor of Science degree in accounting from Woodbury College, Los Angeles, in 1963.

Possible Potential Conflicts

No member of management is or will be required by us to work on a full time basis, although our president currently devotes approximately 75% of his time to us. Accordingly, certain conflicts of interest may arise between us and our officer(s) and director(s) in that they may have other business interests in the future to which they devote their attention, and they may be expected to continue to do so although management time must also be devoted to our business.  As a result, conflicts of interest may arise that can be resolved only through their exercise of such judgment as is consistent with each officer's understanding of his fiduciary duties to us.  See also Risk Factor 11 and Exhibit 10.4; the latter of which is filed as part of our Registration Statement of which this prospectus is a part.

Currently we have only two officers, both of whom also serve as directors, and are in the process of seeking to add additional officer(s) and/or director(s) as and when the proper personnel are located and terms of employment are mutually negotiated and agreed.

Board of Directors

All directors hold office until the completion of their term of office, which is not longer than one year, or until their successors have been elected.  All officers are appointed annually by the board of directors and, subject to existing employment agreements (of which there are currently none), serve at the discretion of the board. Currently, directors receive no compensation for their role as directors but may receive compensation for their role as officers. The terms of office of both directors expire on October 31, 2007.

As long as we have an even number of directors, tie votes on issues are resolved in favor of the chairman’s vote.

Committees of the Board of Directors

Concurrent with having sufficient members and resources, the BBN board of directors will establish an audit committee and a compensation committee.  We believe that we will need a minimum of five directors to have effective committee systems. The audit committee will review the results and scope of the audit and other services provided by the independent auditors and review and evaluate the system of internal controls.  The compensation committee will manage the stock option plan and review and recommend compensation arrangements for the officers. No final determination has yet been made as to the memberships of these committees or when we will have sufficient members to establish committees.  See “Executive Compensation” elsewhere in this prospectus.

All directors will be reimbursed by BBN for any expenses incurred in attending directors' meetings provided that BBN has the resources to pay these fees.  BBN will consider applying for officers and directors liability insurance at such time when it has the resources to do so.

Stock Option Plan

Pursuant to December 13, 2006 board of directors approval and subsequent stockholder approval, BBN adopted our 2006 Non-Statutory Stock Option Plan (the “Plan”) whereby we reserved for issuance up to 1,500,000 shares of our common stock.  Non-Statutory Stock Options do not meet certain requirements of the Internal Revenue Service as compared to Incentive Stock Options which meet the requirements of Section 422 of the Internal Revenue Code. Nonqualified options have two disadvantages compared to incentive stock options. One is that recipients have to report taxable income at the time that they exercise the option to buy stock, and the other is that the income is treated as compensation, which is taxed at higher rates than long-term capital gains. We intend to file a Registration Statement on Form S-8 so as to register those 1,500,000 shares of common stock underlying the options in the Plan once we are eligible to do so which will be after we are subject to the 1934 Act Reporting Requirements and have filed all required reports during the preceding 12 months or such shorter period of time as required.

No options are outstanding or have been issued under the Plan as of February 28, 2007.

As previously indicated, the board of directors, on December 13, 2006, adopted the Plan so as to provide a long-term incentive for employees, non-employee directors, consultants, attorneys and advisors of BBN and our subsidiaries, if any.  The board of directors believes that our policy of granting stock options to such persons will provide us with a potential critical advantage in attracting and retaining qualified candidates.  In addition, the Plan is intended to provide us with maximum flexibility to compensate plan participants.  We believe that such flexibility will be an integral part of our policy to encourage employees, non-employee directors, consultants, attorneys and advisors to focus on the long-term growth of stockholder value.  The board of directors believes that important advantages to BBN are gained by an option program such as the Plan which includes incentives for motivating our employees, while at the same time promoting a closer identity of interest between employees, non-employee directors, consultants, attorneys and advisors on the one hand, and our stockholders on the other.

The principal terms of the Plan are summarized below.

Summary Description of the BBN Global Consulting, Inc. 2006 Non-Statutory Stock Option Plan

The purpose of the Plan is to provide directors, officers and employees of, as well as consultants, attorneys and advisors to, BBN and our subsidiaries, if any, with additional incentives by increasing their ownership interest in BBN.  Directors, officers and other employees of BBN and our subsidiaries, if any, are eligible to participate in the Plan.  Options in the form of Non-Statutory Stock Options (“NSO”) may also be granted to directors who are not employed by us and consultants, attorneys and advisors to us providing valuable services to us and our subsidiaries.  In addition, individuals who have agreed to become an employee of, director of or an attorney, consultant or advisor to us and/or our subsidiaries are eligible for option grants, conditional in each case on actual employment, directorship or attorney, advisor and/or consultant status.  The Plan provides for the issuance of NSO’s only, which are not intended to qualify as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code, as amended.  Further, NSO’s have two disadvantages compared to ISO’s in that recipients of NSOs must report taxable income at the time of NSO option exercise and income from NSO’s is treated as compensation which is taxed at higher rates than long-term capital gains.

Our board of directors or a compensation committee (once established) will administer the Plan with the discretion generally to determine the terms of any option grant, including the number of option shares, exercise price, term, vesting schedule and the post-termination exercise period.  Notwithstanding this discretion (i) the term of any option may not exceed 10 years and (ii) an option will terminate as follows: (a) if such termination is on account of termination of employment for any reason other than death, without cause, such options shall terminate one year thereafter; (b) if such termination is on account of death, such options shall terminate 15 months thereafter; and (c) if such termination is for cause (as determined by the board of directors and/or compensation committee), such options shall terminate immediately.  Unless otherwise determined by the board of directors or compensation committee, the exercise price per share of common stock subject to an option shall be equal to no less than 10% of the fair market value of the common stock on the date such option is granted.  No NSO shall be assignable or otherwise transferable except by will or the laws of descent and distribution or except as permitted in accordance with SEC Release No.33-7646 as effective April 7, 1999.

The Plan may be amended, altered, suspended, discontinued or terminated by the board of directors without further stockholder approval, unless such approval is required by law or regulation or under the rules of the stock exchange or automated quotation system on which the common stock is then listed or quoted.  Thus, stockholder approval will not necessarily be required for amendments which might increase the cost of the Plan or broaden eligibility except that no amendment or alteration to the Plan shall be made without the approval of stockholders which would:

a.

decrease the NSO price (except as provided in paragraph 9 of the Plan) or change the classes of persons eligible to participate in the Plan, or

b.

extend the NSO period, or

c.

materially increase the benefits accruing to Plan participants, or

d.

materially modify Plan participation eligibility requirements, or

e.

extend the expiration date of the Plan.

Unless otherwise indicated the Plan will remain in effect for a period of ten years from the date adopted unless terminated earlier by the board of directors except as to NSOs then outstanding, which shall remain in effect until they have expired or been exercised.

Equity Compensation Plan Information
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	-	-	1,500,000
Equity compensation plans not approved by security holders	-	-	-
Total	-	-	1,500,000

Executive Compensation

 No executive officer or director has received any compensation during the periods ended October 31, 2006 and 2005 other than as indicated in the chart below. We currently have no formal written salary arrangement with our president.

					Long Term Compensation
		Annual Compensation			Awards		Payouts
					Restricted	Securities
	Year			Other	Stock	Underlying	LTIP
Name and	Ended		Bonus	Annual	Award(s)	Options/	Payouts	All Other
Principal Position	May 31	Salary ($)	($)	Compensation ($)	($)	SARs (#)	($)	Compensation ($)

Dr. S. Craig Barton	2006	-	-	-	-	-	-	-
President	2005	-	-	-	-	-	-	-
Patricia J. Barton	2006	$27,000	-	-	-	-	-	-
CFO	2005	-	-	-	-	-	-	-

PRINCIPAL SHAREHOLDERS

As of February 28, 2007, we had 10,000,000 shares of common stock outstanding which are held by 40 shareholders. The chart below sets forth the ownership, or claimed ownership, of certain individuals and entities. This chart discloses those persons known by the board of directors to have or to claim to have, beneficial ownership of more than 5% of the outstanding shares of our common stock as of February 28, 2007; of all directors and executive officers of BBN; and of our directors and officers as a group:

Name and Address of Beneficial Owner (a)	Number of Shares Beneficially Owned (b)	Percent of Class
Dr. S. Craig Barton	8,099,000	80.990
Patricia J. Barton	500,500	5.005
Stefan Burstin	500,500	5.005
Officers and Directors as a group ( 2 members)	(c)8,599,500	85.995(c)
(a) The address for each person is PO Box 1442, Renton, WA 77057-1442.

(b) Unless otherwise indicated, BBN believes that all persons named in the table have sole voting and investment power with respect to all shares of the common stock beneficially owned by them.  A person is deemed to be the beneficial owner of securities which may be acquired by such person within 60 days from the date indicated above upon the exercise of options, warrants or convertible securities.  Each beneficial owner’s percentage ownership is determined by assuming that options, warrants or convertible securities that are held by such person (but not those held by any other person) and which are exercisable within 60 days of the date indicated above, have been exercised. Dr. S.Craig Barton and Patricia J. Barton are each deemed to beneficially own 85.995% of our shares of common stock.

(c) SEC Release 33-4819 states in part, that a person is regarded as the beneficial owner of securities held in the name of his or her spouse and their minor children.  The number of shares indicated as being owned by all officers and directors takes this into account.  Nevertheless, both Dr. S. Craig Barton and his spouse, Patricia J. Barton disclaim any beneficial interest in or control over any of those shares owned by the other, other than that which may be attributed to each of them by operation of law.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The sole promoter of BBN is our president, Dr. S. Craig Barton.

We share office space with a firm owned by our President and his family at 11630 Slater Avenue, Suite 1A, Kirkland, WA 98034. Our president incurs no incremental costs because of our operations and charges us no rent. There is no lease.

We have entered into an agreement regarding our president lending funds to it if necessary as relates to expenses of this offering (Exhibit 10.2).  A summary of Exhibit 10.2 may be found in the “Management’s Discussion and Analysis or Plan of Operation” section of this prospectus.  The aforesaid Exhibit is filed as part of our registration statement of which this prospectus is a part.

DESCRIPTION OF CAPITAL STOCK

Introduction

BBN Global Consulting, Inc. was incorporated in the state of Nevada, on March 15, 2005. BBN is authorized to issue 74,000,000 shares of common stock and 1,000,000 shares of preferred stock.  Each has a par value of $. 001 per share.

Preferred Stock

BBN’s certificate of incorporation authorizes the issuance of 1,000,000 shares of preferred stock with designations, rights and preferences determined from time to time by our board of directors. No shares of preferred stock have been designated, issued or are outstanding. Accordingly, our board of directors is empowered, without stockholder approval, to issue up to 1,000,000 shares of preferred stock with voting, liquidation, conversion, or other rights that could adversely affect the rights of the holders of the common stock. Although we have no present intention to issue any shares of preferred stock, there can be no assurance that we will not do so in the future.

Among other rights, our board of directors may determine, without further vote or action by our stockholders:

•

the number of shares and the designation of the series;

•

whether to pay dividends on the series and, if so, the dividend rate, whether dividends will be cumulative and, if so, from which date or dates, and the relative rights of priority of payment of dividends on shares of the series;

•

whether the series will have voting rights in addition to the voting rights provided by law and, if so, the terms of the voting rights;

•

whether the series will be convertible into or exchangeable for shares of any other class or series of stock and, if so, the terms and conditions of conversion or exchange;

•

whether or not the shares of the series will be redeemable and, if so, the dates, terms and conditions of redemption and whether there will be a sinking fund for the redemption of that series and, if so, the terms and amount of the sinking fund; and

•

the rights of the shares of the series in the event of our voluntary or involuntary liquidation, dissolution or winding up and the relative rights or priority, if any, of payment of shares of the series.

We presently do not have plans to issue any shares of preferred stock. However, preferred stock could be used to dilute a potential hostile acquirer.  Accordingly, any future issuance of preferred stock or any rights to purchase preferred shares may have the effect of making it more difficult for a third party to acquire control of us. This may delay, defer or prevent a change of control in our company or an unsolicited acquisition proposal. The issuance of preferred stock also could decrease the amount of earnings attributable to, and assets available for distribution to, the holders of our common stock and could adversely affect the rights and powers, including voting rights, of the holders of our common stock.

Common Stock

Our certificate of incorporation authorizes the issuance of 74,000,000 shares of common stock.  There are 10,000,000 shares of our common stock issued and outstanding at February 28, 2007 which are held by 40 shareholders.  The holders of our common stock:

•

have equal ratable rights to dividends from funds legally available for payment of dividends when, as and if declared by the board of directors;

•

are entitled to share ratably in all of the assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

•

do not have preemptive, subscription or conversion rights, or redemption or access to any sinking fund; and

•

are entitled to one non-cumulative vote per share on all matters submitted to stockholders for a vote at any meeting of stockholders.

See also Plan of Distribution subsection entitled “Any market that develops in shares of our common stock will be subject to the penny stock restrictions which will make trading difficult or impossible” regarding negative implications of being classified as a “Penny Stock.”

Authorized but Un-issued Capital Stock

Nevada law does not require stockholder approval for any issuance of authorized shares. However, the marketplace rules of the NASDAQ, which would apply only if our common stock were listed on the NASDAQ which is unlikely to happen in the foreseeable future, require stockholder approval of certain issuances of common stock equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of common stock, including in connection with a change of control of BBN, the acquisition of the stock or assets of another company or the sale or issuance of common stock below the book or market value price of such stock. These additional shares may be used for a variety of corporate purposes, including future public offerings to raise additional capital or to facilitate corporate acquisitions.

One of the effects of the existence of un-issued and unreserved common stock may be to enable our board of directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of our board by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive the stockholders of opportunities to sell their shares of our common stock at prices higher than prevailing market prices.

Shareholder Matters

As an issuer of "penny stock" the protection provided by the federal securities laws relating to forward looking statements does not apply to us if our shares are considered to be penny stocks.  Although the federal securities law provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, we will not have the benefit of this safe harbor protection in the event of any claim that the material provided by us, including this prospectus, contained a material misstatement of fact or was misleading in any material respect because of our failure to include any statements necessary to make the statements not misleading.

As a Nevada corporation, we are subject to the Nevada Revised Statutes ("NRS" or "Nevada law"). Certain provisions of Nevada law create rights that might be deemed material to our shareholders. Other provisions might delay or make more difficult acquisitions of our stock or changes in our control or might also have the effect of preventing changes in our management or might make it more difficult to accomplish transactions that some of our shareholders may believe to be in their best interests.

Directors' Duties. Section 78.138 of the Nevada law allows our directors and officers, in exercising their powers to further our interests, to consider the interests of our employees, suppliers, creditors and customers. They can also consider the economy of the state and the nation, the interests of the community and of society and our long-term and short-term interests and shareholders, including the possibility that these interests may be best served by our continued independence. Our directors may resist a change or potential change in control if they, by a majority vote of a quorum, determine that the change or potential change is opposed to or not in our best interest. Our board of directors may consider these interests or have reasonable grounds to believe that, within a reasonable time, any debt which might be created as a result of the change in control would cause our assets to be less than our liabilities, render us insolvent, or cause us to file for bankruptcy protection

Amendments to Bylaws - Our articles of incorporation provide that the power to adopt, alter, amend, or repeal our bylaws is vested exclusively with the board of directors.  In exercising this discretion, our board of directors could conceivably alter our bylaws in ways that would affect the rights of our shareholders and the ability of any shareholder or group to effect a change in our control; however, the board would not have the right to do so in a way that would violate law or the applicable terms of our articles of incorporation.

Transfer Agent

The Transfer Agent for our common stock is Action Stock Transfer Company, 7069 S. Highland Drive, Suite 30, Salt Lake City, UT 84121. Its telephone number is 801-274-1088.

PLAN OF DISTRIBUTION

The selling stockholders may offer the shares at various times in one or more of the following transactions:

•

on any market that might develop;

•

in transactions other than market transactions;

•

by pledge to secure debts or other obligations;

•

(if a market should develop) in connection with the writing of non-traded and exchange-traded call options, in hedge transactions and in settlement of other transactions in standardized or over-the-counter options;

•

1purchases by a broker-dealer as principal and resale by the broker-dealer for its account; or

•

in a combination of any of the above

Selling stockholders will sell at a fixed price of $.01 per share until our common shares are quoted on the Over- the-Counter Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. In order to comply with the securities laws of certain states, if applicable, the shares may be sold only through registered or licensed brokers or dealers.

The selling stockholders may use broker-dealers to sell shares. If this happens, broker-dealers will either receive discounts or commissions from the selling stockholders, or they will receive commissions from purchasers of shares for whom they have acted as agents. To date, no discussions have been held or agreements reached with any broker/dealers.

__________________

1.

If any of the selling shareholders enter into an agreement after the effectiveness of our registration statement to sell all or a portion of their shares in BBN to a broker-dealer as principal and the broker-dealer is acting as underwriter, BBN will file a post-effective amendment to its registration statement identifying the broker-dealer, providing the required information on the Plan of Distribution, revising disclosures in its registration statement as required and filing the agreement as an exhibit to its registration statement.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus. The selling stockholders shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

The selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The selling stockholders cannot assure that all or any of the shares offered in this prospectus will be sold by the selling stockholders. The selling stockholders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus, may be deemed to be "underwriters" as that term is defined under the Securities Act or the Exchange Act of 1934, as amended, or the rules and regulations under such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

The selling stockholders, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. No selling stockholder has entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into.

Affiliates and/or promoters of BBN who are offering their shares for resale and any broker-dealers who act in connection with the sale of the shares hereunder will be deemed to be "underwriters" of this offering within the meaning of the Securities Act, and any commissions they receive and proceeds of any sale of the shares may be deemed to be underwriting discounts and commissions under the Securities Act.

We will pay all expenses incident to the registration, offering and sale of the shares other than commissions or discounts of underwriters, broker-dealers or agents. We have also agreed to indemnify the selling stockholders against certain liabilities, including liabilities under the Securities Act.

This offering will terminate on the earlier of the:

a)

date on which the shares are eligible for resale without restrictions pursuant to Rule 144 under the Securities Act or

b)

date on which all shares offered by this prospectus have been sold by the selling stockholders.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Selling shareholders and any purchasers of our securities should be aware that any market that develops in our stock will be subject to the penny stock restrictions.

The trading of our securities, if any, will be in the over-the-counter market which is commonly referred to as the OTCBB as maintained by the NASD.  As a result, an investor may find it difficult to dispose of, or to obtain accurate quotations as to the price of, our securities.

SEC Rule 15g-9 (as most recently amended and effective September 12, 2005) establishes the definition of a "penny stock," for purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to a limited number of exceptions. It is likely that our shares will be considered to be penny stocks for the immediately foreseeable future. For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker or dealer approve a person's account for transactions in penny stocks and the broker or dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience and objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and that that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth:

•

the basis on which the broker or dealer made the suitability determination, and

•

that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stock in both public offerings and in secondary trading and commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.   The above-referenced requirements may create a lack of liquidity, making trading difficult or impossible, and accordingly, shareholders may find it difficult to dispose of our shares.

State Securities – Blue Sky Laws

There is no public market for our common stock, and there can be no assurance that any market will develop in the foreseeable future. Transfer of our common stock may also be restricted under the securities or securities regulations laws promulgated by various states and foreign jurisdictions, commonly referred to as "Blue Sky" laws. Absent compliance with such individual state laws, our common stock may not be traded in such jurisdictions. Because the securities registered hereunder have not been registered for resale under the blue sky laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue-sky law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. Accordingly, investors may not be able to liquidate their investments and should be prepared to hold the common stock for an indefinite period of time.

Selling Securityholders may contact us directly to ascertain procedures necessary for compliance with Blue Sky Laws in the applicable states relating to Sellers and/or Purchasers of BBN shares of common stock.

We intend to apply for listing in Mergent, Inc., a leading provider of business and financial information on publicly listed companies, which, once published, will provide us with “manual” trading exemptions in 33 states as indicated in CCH Blue Sky Law Desk Reference at Section 6301 entitled “Standard Manuals Exemptions.”

Thirty-three states have what is commonly referred to as a "manual exemption" for secondary trading of securities such as those to be resold by selling stockholders under this registration statement. In these states, so long as we obtain and maintain a listing in Mergent, Inc. or Standard and Poor's Corporate Manual, secondary trading of our common stock can occur without any filing, review or approval by state regulatory authorities in these states. These states are: Alaska, Arizona, Arkansas, Colorado, Connecticut, District of Columbia, Florida, Hawaii, Idaho, Indiana, Iowa, Kansas, Maine, Maryland, Massachusetts, Michigan, Mississippi, Missouri, Nebraska, New Jersey, New Mexico, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Rhode Island, South Carolina, Texas, Utah, Washington, West Virginia and Wyoming. We cannot secure this listing, and thus this qualification, until after our registration statement, of which this prospectus is a part, is declared effective. Once we secure this listing, secondary trading can occur in these states without further action.

We currently do not intend to and may not be able to qualify securities for resale in other states which require shares to be qualified before they can be resold by our shareholders.

Limitations Imposed by Regulation M

The selling stockholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling stockholders defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares. The selling stockholders and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Exchange Act, as amended, and the rules and regulations under such act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, the selling stockholders or any other such person. In the event that the selling stockholders are deemed affiliated purchasers or distribution participants within the meaning of Regulation M, then the selling stockholders will not be permitted to engage in short sales of common stock. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. In regards to short sells, the selling stockholder is contractually restricted from engaging in short sells. In addition, if a short sale is deemed to be a stabilizing activity, then the selling stockholder will not be permitted to engage in a short sale of our common stock. All of these limitations may affect the marketability of the shares.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of such distribution. We will make copies of this prospectus available to the selling stockholders and have informed them of the need for delivery of copies of this prospectus to purchasers at or prior to the time of any sale of the shares offered hereby. We assume no obligation to so deliver copies of this prospectus or any related prospectus supplement.

LEGAL MATTERS

The validity of the issuance of the shares of common stock offered hereby will be passed upon for us by Gary B. Wolff, P.C., 805 Third Avenue, 21st Floor, New York, New York 10022. Gary B. Wolff, president and sole stockholder of Gary B. Wolff, P.C., owns 300,000 shares of our common stock.

EXPERTS

The financial statements of BBN Global Consulting, Inc. as of October 31, 2006 and the year ended October 31, 2006 and the period from March 15, 2005 (inception) to October 31, 2005, included in this prospectus have been audited by independent registered public accountants and have been so included in reliance upon the report of Li & Company, PC given on the authority of such firm as experts in accounting and auditing.

UNAUDITED INTERIM STATEMENTS

The information for the interim periods ended January 31, 2007 and 2006 is unaudited; however, it includes all adjustments considered necessary by management for a fair presentation of our financial condition and results of operations.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form SB-2, including exhibits, schedules and amendments, under the Securities Act with respect to the shares of common stock to be sold in this offering. This prospectus does not contain all the information included in the registration statement. For further information about us and the shares of our common stock to be sold in this offering, please refer to our registration statement.

As of the effective date of this prospectus, BBN became subject to the informational requirements of the Securities Exchange Act of 1934, as amended.  Accordingly, we will file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference room at 100 F Street, N. E., Washington, D.C. 20549. You should call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings will also be available to the public at the SEC's web site at "http:/www.sec.gov."

You may request, and we will voluntarily provide, a copy of our filings, including our annual report which will contain audited financial statements, at no cost to you, by writing or telephoning us at the following address:

BBN Global Consulting, Inc.

PO Box 1442

Renton, WA 77057-1442

425-277-5764

BBN Global Consulting, Inc.

FINANCIAL STATEMENTS INDEX

 REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

BBN Global Consulting, Inc.

Renton, WA

We have audited the accompanying balance sheet of BBN Global Consulting, Inc. as of October 31, 2006 and the related statements of operations, stockholders’ equity and cash flows for the year ended October 31, 2006 and the period from March 15, 2005 (inception) to October 31, 2005. These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting.  Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of BBN Global Consulting, Inc. as of October 31, 2006 and the results of its operations and its cash flows for the year ended October 31, 2006 and the period from March 15, 2005 (inception) to October 31, 2005 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that BBN Global Consulting, Inc. will continue as a going concern.  As discussed in Note 3 to the financial statements, the Company has no backlog of engagements which are likely to pay fees in the foreseeable future or any source of financing which raises substantial doubt about the Company’s ability to continue as a going concern. Management's plans in regards to these matters are also described in Note 3.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Li & Company, PC

Li & Company, PC

January 25, 2007

Skillman, New Jersey

BBN GLOBAL CONSULTING, INC.

Balance Sheet

October 31, 2006

ASSETS

CURRENT ASSETS:
Cash	$7,851
Prepaid taxes	3,200
Total Current Assets	11,051

EQUIPMENT

Computer equipment	6,058
Accumulated depreciation	(1,010)
Net	5,048

TOTAL ASSETS	$16,099

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accrued expenses	$10,000
Total Current Liabilities	10,000

STOCKHOLDERS’ EQUITY:
Preferred stock at $0.001 par value; authorized, 1,000,000 shares; no shares issued or outstanding	-
Common stock at $0.001 par value; authorized 74,000,000 shares; 9,100,000 shares issued and outstanding	9,100
Additional paid-in capital	4,491
Accumulated deficit	(7,492)
Net Stockholders’ Equity	6,099

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$16,099

See accompanying notes to financial statements.

BBN GLOBAL CONSULTING, INC.

Statements of Operations

For the year ended October 31, 2006 and the period from March 15, 2005 (inception) to October 31, 2005

		2006		2005

Sales		$125,487		$-

Cost of sales		101,738		-

Gross profit		23,749		-

General and administrative		22,141		9,100
Net Income (Loss)		$1,608		$(9,100)

Basic and diluted loss per share	$	*	$	*

Basic and diluted income (loss) per share	$	*	$	*

Weighted average number of common shares outstanding		9,100,000		9,100,000

* Less than $.01 per share

See accompanying notes to financial statements.

BBN GLOBAL CONSULTING, INC.

Statement of Stockholders’ Equity

	Common Shares	Amount	Additional Paid-in Capital	Retained Earnings (Deficit)	Total

Balance, March 15, 2005 (inception)	9,100,000	$9,100	$-	$-	$9,100

Net loss	-	-	-	(9,100)	(9,100)

Balance October 31, 2005	9,100,000	9,100	-	(9,100)	-

Contribution to capital	-	-	4,491	-	4,491

Net income	-	-	-	1,608	1,608

Balance, October 31, 2006	9,100,000	$9,100	$4,491	$(7,492)	$6,099

See accompanying notes to financial statements.

BBN GLOBAL CONSULTING, INC.

Statements of Cash Flows

For the year ended October 31, 2006 and the period from March 15, 2005 (inception) to October 31, 2005

	2006	2005
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$1,608	$(9,100)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	1,010	-
Expenses paid by the issuance of shares	-	9,100
Changes in assets and liabilities:
Increase in prepaid expenses	(3,200)	-
Increase in accrued expenses	10,000	-
Net Cash Provided by Operating Activities	9,418	-

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of computer equipment	(6,058)	-

CASH FLOWS FROM FINANCING ACTIVITIES
Capital contribution	4,491	-

INCREASE IN CASH	7,851	-

CASH AT BEGINNING OF PERIOD	-	-
CASH AT END OF PERIOD	$7,851	$-

SUPPLEMENTAL SCHEDULE OF CASH FLOW ACTIVITIES:
Cash Paid For:
Income taxes	$3,200	$-
Interest	$-	$-

See accompanying notes to financial statements.

BBN GLOBAL CONSULTING, INC.

Notes to the Financial Statements

October 31, 2006

NOTE 1 -

ORGANIZATION

BBN Global Consulting, Inc. was incorporated on March 15, 2005 under the laws of the State of Nevada and realized its first revenues in November 2005. It was formed to be a consulting firm with a mission of providing strategic business planning and management consulting to small domestic companies and to assist medium sized companies in China and Brazil to establish a business presence in the United States. The Company works with and as a part of a group of other independent consultants in engagements involving Chinese or Brazilian clients.

NOTE 2 -

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a.  Year-end

The Company has elected a fiscal year ending on October 31.

b.  Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

c.  Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

d. Fixed Assets

Equipment is stated at cost less accumulated depreciation. Depreciation is calculated using the straight line method over a useful life of three years. Depreciation expense fpr the year ended October 31, 2006 and the period from March 15, 2005 (inception) through October 31, 2005 was $1,010 and $0, respectively.

e.  Basic and Diluted Income (Loss) Per Common Share

Basic and diluted net income (loss) per common share has been calculated by dividing the net income for the year by the basic and diluted weighted average number of shares outstanding assuming that the capital structure in place upon the adoption of the Company’s current articles of incorporation had occurred as of the beginning of the first period presented.

f.   Revenue Recognition

The Company recognizes revenues on consulting work when the engagement is complete and the amount earned is fully determinable and realizable. No costs directly relating to engagements are deferred until the amount to be earned on the engagement is fully realizable.

g. The Company accounts for income taxes under FASB Statement No. 109, Accounting for Income Taxes. Deferred income tax assets and liabilities are determined based upon differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

h.  Impact Of New Accounting Standards

In June 2003, the Securities and Exchange Commission (“SEC”) adopted final rules under Section 404 of the Sarbanes-Oxley Act of 2002 (“Section 404”). Commencing with the Company’s Annual Report for the year ending December 30, 2007, the Company is required to include a report of management on the Company’s internal control over financial reporting. The internal control report must include a statement of management’s responsibility for establishing and maintaining adequate internal control over financial reporting for the Company; of management’s assessment of the effectiveness of the Company’s internal control over financial reporting as of year end; of the framework used by management to evaluate the effectiveness of the Company’s internal control over financial reporting; and that the Company’s independent accounting firm has issued an attestation report on management’s assessment of the Company’s internal control over financial reporting, which report is also required to be filed as part of the Annual Report on Form 10-KSB.

In May 2005, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 154, Accounting Changes and Error Corrections a replacement of APB No. 20 and FAS No. 3 (“SFAS No.154”). SFAS 154 changes the requirements for the accounting for and reporting of a change in accounting principle.  SFAS 154 also applies to all voluntary changes in accounting principle.  It also applies to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions.  When a pronouncement includes specific transition provisions, those provisions should be followed. SFAS 154 is effective for all accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The Company believes the adoption of SFAS 154 will not have an impact on its financial condition and results of operations.

In February 2006, the FASB issued SFAS No. 155, Accounting for Certain Hybrid Financial Instruments (“SFAS No. 155”), which amends SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities  (“SFAS No. 133”) and SFAS No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities (“SFAS No. 140”). This statement amends SFAS No. 133 to permit fair value remeasurement for any hybrid instrument that contains an embedded derivative that otherwise would require bifurcation. This statement also eliminates the interim guidance in SFAS No. 133 Implementation Issue D-1, which provides that beneficial interests in securitized financial assets are not subject to the provisions of SFAS No. 133. Finally, this statement amends SFAS No. 140 to eliminate the restriction on the passive derivative instruments that a qualifying special-purpose entity may hold. This statement is effective for all financial instruments acquired or issued in first fiscal years beginning after December 15, 2006. Management is assessing the potential impact of SFAS No. 155 on the Company’s financial condition and results of operations.

In March 2006, the FASB issued SFAS No. 156, Accounting for Servicing of Financial Assets—an amendment of FASB Statement No. 140 (“SFAS No. 156”), that provides guidance on accounting for separately recognized servicing assets and servicing liabilities. In accordance with the provisions of SFAS No. 156, separately recognized servicing assets and servicing liabilities must be initially measured at fair value, if practicable. Subsequent to initial recognition, the Company may use either the amortization method or the fair value measurement method to account for servicing assets and servicing liabilities within the scope of this Statement. The Company will adopt SFAS No. 156 in fiscal year 2007. The adoption of this Statement is not expected to have a material effect on the Company’s financial condition and results of operations.

In April 2006, the FASB issued FSP FIN 46R-6, Determining the Variability to Be Considered in Applying FASB Interpretation No. 46R which requires the variability of an entity to be analyzed based on the design of the entity. The nature and risks in the entity, as well as the purpose for the entity’s creation are examined to determine the variability in applying FIN 46R, Consolidation of Variable Interest Entities (“FIN 46R”). The variability is used in applying FIN 46R to determine whether an entity is a variable interest entity, which interests are variable interests in the entity, and who is the primary beneficiary of the variable interest entity. This statement is effective for all reporting periods beginning after June 15, 2006. Management does not expect this statement to have a significant impact on the Company’s financial condition and results of operations.

In July 2006, the FASB issued FASB Interpretation Number 48, Accounting for Uncertainty in Income Taxes, an Interpretation of FASB Statement No. 109 (“FIN 48”). FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken in a tax return. The Company must determine whether it is “more-likely-than-not” that a tax position will be sustained upon examination, including resolution of any related appeals or litigation processes, based on the technical merits of the position. Once it is determined that a position meets the more-likely-than-not recognition threshold, the position is measured to determine the amount of benefit to recognize in the financial statements. FIN 48 applies to all tax positions related to income taxes subject to FASB Statement No. 109, Accounting for Income Taxes. The interpretation clearly scopes out income tax positions related to FASB Statement No. 5, Accounting for Contingencies. We will adopt the provisions of this statement on July 1, 2007. The cumulative effect of applying the provisions of FIN 48 will be reported as an adjustment to the opening balance of retained earnings on July 1, 2007. We do not anticipate that the adoption of this statement will have a material effect on the Company’s financial condition and results of operations.

Management does not believe that any recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying financial statements.

NOTE 3 -- GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. At October 31, 2006, the Company has limited financial resources, has not established a source of equity or debt financing, and has no engagements in its backlog where the amounts to be earned are fully determinable and realizable. These factors, among others, indicate that the Company's continuation as a going concern is dependent upon its ability to achieve profitable operations or obtain adequate financing. The financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue in existence.

The Company is aggressively seeking profitable engagements through the business contacts and associates of its president and is minimizing all costs.

NOTE 4 - STOCKHOLDERS’ EQUITY

The Company was incorporated on March15, 2005 at which time it issued 9,100,000 common shares of the Company.

Stock Option Plan

Pursuant to a December 13, 2006 Board of Directors approval and subsequent stockholder approval, the Company adopted its 2006 Non-Statutory Stock Option Plan (the “Plan”) whereby it reserved for issuance up to 1,500,000 shares of its common stock. The purpose of the Plan is to provide directors, officers and employees of, consultants, attorneys and advisors to the Company and its subsidiaries with additional incentives by increasing their ownership interest in the Company.  Directors, officers and other employees of the Company and its subsidiaries are eligible to participate in the Plan.  Options in the form of Non-Statutory Stock Options (“NSO”) may also be granted to directors who are not employed by the Company and consultants, attorneys and advisors to the Company providing valuable services to the Company and its subsidiaries.  In addition, individuals who have agreed to become an employee of, director of or an attorney, consultant or advisor to the Company and/or its subsidiaries are eligible for option grants, conditional in each case on actual employment, directorship or attorney, advisor and/or consultant status.  The Plan provides for the issuance of NSO’s only, which are not intended to qualify as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code, as amended.

The Board of Directors of the Company or a Compensation Committee (once established) will administer the Plan with the discretion generally to determine the terms of any option grant, including the number of option shares, exercise price, term, vesting schedule and the post-termination exercise period.  Notwithstanding this discretion (i) the term of any option may not exceed 10 years and (ii) an option will terminate as follows: (a) if such termination is on account of termination of employment for any reason other than death, without cause, such options shall terminate one year thereafter; (b) if such termination is on account of death, such options shall terminate 15 months thereafter; and (c) if such termination is for cause (as determined by the Board of Directors and/or Compensation Committee), such options shall terminate immediately.  Unless otherwise determined by the Board of Directors or Compensation Committee, the exercise price per share of common stock subject to an option shall be equal to no less than 10% of the fair market value of the common stock on the date such option is granted.  No NSO shall be assignable or otherwise transferable except by will or the laws of descent and distribution or except as permitted in accordance with SEC Release No.33-7646 as effective April 7, 1999.

The Plan may be amended, altered, suspended, discontinued or terminated by the Board of Directors without further stockholder approval, unless such approval is required by law or regulation or under the rules of the stock exchange or automated quotation system on which the common stock is then listed or quoted.  Thus, stockholder approval will not necessarily be required for amendments which might  increase the cost of the Plan or broaden eligibility except that no amendment or alteration to the Plan shall be made without the approval of stockholders which would (a) increase the total number of shares reserved for the purposes of the Plan or decrease the NSO price (except as provided in paragraph 9 of the Plan) or change the classes of persons eligible to participate in the Plan or (b) extend the NSO period or (c) materially increase the benefits accruing to Plan participants or (d) materially modify Plan participation eligibility requirements or (e) extend the expiration date of the Plan.  Unless otherwise indicated the Plan will remain in effect for a period of ten years from the date adopted unless terminated earlier by the board of directors except as to NSOs then outstanding, which shall remain in effect until they have expired or been exercised.

No options are outstanding or have been issued under the Plan as of January 22, 2007.

NOTE 4 – INCOME TAXES

The Company accounts for income taxes under FASB Statement No. 109, Accounting for Income Taxes. Deferred income tax assets and liabilities are determined based upon differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

At October 31, 2006, the Company had net operating loss carry–forwards for Federal income tax purposes of $7,492 that may be offset against future taxable income through 2025. No tax benefit has been reported with respect to these net operating loss carryforwards in the accompanying financial statements because the Company believes that realization is not more likely than not. Accordingly, the potential tax benefits of the net loss carryforwards are fully offset by a valuation allowance.

There are no significant differences between the Company’s operating results for financial reporting purposes than for income tax purposes. The Company did utilize net operating loss carryforwards of $1,608 in its income statement for the year ended October 31, 2006.

NOTE 5 –  CONCENTRATION OF RISK

Substantially all of the Company’s revenues for the year ended October 31, 2006 were derived from three customers LEA Management (74.11%), BFFS (19.92%) and Pinewood Imports (5.57%). BFFS and Pinewood Imports may be considered to be related parties because they are each controlled by a different son of the Company president.

NOTE 6 – SUBSEQUENT EVENT

On December 27, 2006, 900,000 shares of the Company’s common stock were sold to 37 shareholders at $.001 per share for an aggregate amount of $900.

BBN GLOBAL CONSULTING, INC.

Balance Sheet

January 31, 2007

(unaudited)

ASSETS

CURRENT ASSETS:
Cash	$6,420
Accounts receivable	21,000
Prepaid expenses	3,200
Total Current Assets	30,620

EQUIPMENT

Computer equipment	6,058
Accumulated depreciation	1,515
Net	4,543

TOTAL ASSESTS	$35,163

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$3,553
Accrued expenses	24,000
Total Current Liabilities	27,553

STOCKHOLDERS’ EQUITY:
Preferred stock at $0.001 par value; authorized, 1,000,000 shares; no shares issued or outstanding	-
Common stock at $0.001 par value; authorized 74,000,000 shares; 10,000,000 shares issued and outstanding	10,000
Additional paid-in capital	4,491
Accumulated deficit	(6,881)
Net Stockholders’ Equity	7,610

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$35,163

See accompanying notes to financial statements.

BBN GLOBAL CONSULTING, INC.

Statements of Operations

Three Months Ended January 31, 2007 and 2006

(unaudited)

		2007		2006

Sales		$25,000		$93,500

Cost of sales		16,000		58,857

Gross profit		9,000		34,643

General and administrative		8,389		5,363

Income before taxes		611		29,280

Income taxes		-		10,248

Net Income		$611		$19,032

Basic and diluted income per share	$	*	$	*

Weighted average number of common shares outstanding		9,442,391		9,100,000

* Less than $.01 per share

See accompanying notes to financial statements.

BBN GLOBAL CONSULTING, INC.

Statements of Cash Flows

Three Months Ended January 31, 2007 and 2006

(unaudited)

	2007	2006
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$611	$19,032
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation	505	-
Expenses paid by the issuance of shares
Changes in net operating assets	(3,447)	12,862
Net Cash Provided By (used in) by Operating Activities	(2,331)	31,894

CASH FLOWS FROM FINANCING ACTIVITIES
Sale of shares	900	-

INCREASE (DECREASE) IN CASH	(1,431)	31,894

CASH AT BEGINNING OF PERIOD	7,851	-
CASH AT END OF PERIOD	$6,420	$31,894

See accompanying notes to financial statements.

BBN GLOBAL CONSULTING, INC.

Notes to the Financial Statements

January 31, 2007

(unaudited)

1.

BASIS OF PRESENTATION

The accompanying interim financial statements for the three-month periods ended January 31, 2007 and 2006 are unaudited and include all adjustments (consisting of normal recurring adjustments) considered necessary by management for a fair presentation.  The results of operations realized during an interim period are not necessarily indicative of results to be expected for a full year.  These financial statements should be read in conjunction with the information filed as part of the Company’s Registration Statement on Form SB-2, of which this Prospectus is a part.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements as well as the reported amount of revenues and expenses during the reporting period. Actual results could differ from these estimates.

2.

STOCKHOLDERS’ EQUITY

In December 2006, the Company sold 900,000 shares of its common stock to 37 shareholders for $900 in cash.

3.

GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. At January 31, 2007, the Company has limited financial resources, has not established a source of equity or debt financing, and has no engagements in its backlog where the amounts to be earned are fully determinable and realizable. The Company is aggressively seeking profitable engagements through the business contacts and associates of it president and is minimizing all costs.  While the Company believes in the viability of its strategy to obtain new consulting engagements there can be no assurances to that it will be successful in those efforts.  These factors, among others, indicate that the Company's continuation as a going concern is dependent upon its ability to achieve profitable operations or obtain adequate financing. The financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue in existence.

The Company is aggressively seeking profitable engagements through the business contacts and associates of its president and is minimizing all costs.

This prospectus is part of a registration statement we filed with the SEC. You should rely only on the information or representations provided in this prospectus. We have authorized no one to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of the document.

No one (including any salesman or broker) is authorized to provide oral or written information about this offering that is not included in this prospectus.

The information contained in this prospectus is correct only as of the date set forth on the cover page, regardless of the time of the delivery of this prospectus.

Until June 28, 2007 (90 days after the commencement of the offering), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

2,000,000 Shares

BBN Global Consulting, Inc.

Common Stock

PROSPECTUS

March 30, 2007

TABLE OF CONTENTS

SUMMARY FINANCIAL DATA

3

RISK FACTORS

4

USE OF PROCEEDS

12

SELLING STOCKHOLDERS

12

DETERMINATION OF OFFERING PRICE

15

DIVIDEND POLICY

15

MARKET FOR SECURITIES

15

NOTE REGARDING FORWARD-LOOKING STATEMENTS

16

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

16

BUSINESS

20

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

22

PRINCIPAL SHAREHOLDERS

25

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

26

DESCRIPTION OF CAPITAL STOCK

27

PLAN OF DISTRIBUTION

29

LEGAL MATTERS

32

EXPERTS

32

UNAUDITED INTERIM STATEMENTS

32

WHERE YOU CAN FIND MORE INFORMATION

32